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                                                                    EXHIBIT 99.1

Contacts:
Investors:
Risa Fisher
rfisher@webmd.net
201-414-2002

Media:
Jennifer Meyer
jmeyer@webmd.net
212-624-3912

            WEBMD ANNOUNCES FOURTH QUARTER EARNINGS RELEASE DATE AND

                TERMINATION OF THE DIVESTITURE PROCESS FOR POREX


ELMWOOD PARK, NEW JERSEY (FEBRUARY 19, 2003) - WebMD Corporation (NASDAQ: HLTH) announced today that it will release financial results for the three months ended December 31, 2002 at approximately 4:00 pm (ET) on March 13, 2003. The Company will host a conference call at 4:45 pm (ET) on that day to discuss these results. Investors can access the call via webcast at www.webmd.com (in the About WebMD section).

WebMD Corporation also announced today its decision to terminate its plan to divest Porex, its plastics technologies business. WebMD believes that the offers it has received do not reflect an appropriate value for Porex and, accordingly has decided to terminate any further efforts to divest Porex at this time. WebMD had classified Porex as an asset held for sale in its financial statements. As a result of the termination of its divestiture efforts, WebMD will reclassify Porex as a continuing operation in its financial statements for both prior and future periods. Porex will be shown as a business segment and its revenues, expenses, net income, balance sheet and cash flows will be included in WebMD's consolidated financial statements with WebMD's other business segments.

William G. Midgette, Chief Executive Officer of Porex, said, "Our proprietary technology and advanced manufacturing capabilities have made Porex a valued partner to a wide range of original equipment manufacturers, including manufacturers of medical devices and diagnostic products. We have several exciting new applications that are being rolled out and others in various stages of development. These applications include a new porous plastic material for lateral flow immunoassays for use in a number of diagnostic testing markets, a new product that provides superior fluid dynamics for photo quality computer printers and a fluid collection product for use in testing for, among other things, HIV antibodies. Although Porex is currently being impacted by increased competitive pressures in certain of its markets, we believe that these new product applications will create significant revenue and growth opportunities in the future."

Martin J. Wygod, Chairman and CEO of WebMD, said, "We believe that the offers we received for Porex did not reflect the potential value of the new product applications being developed. We are very excited about the opportunities in the Porex business and intend to work with the dedicated team of management and employees of Porex to maximize the value of Porex to the WebMD shareholders."


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ABOUT WEBMD

WebMD Corporation provides services that help physicians, consumers, providers and health plans navigate the complexity of the healthcare system. Our products and services streamline administrative and clinical processes, promote efficiency and reduce costs by facilitating information exchange, communication and electronic transactions between healthcare participants.

WebMD Health is the leading provider of online information, educational services and communities for physicians and consumers. WebMD Medical Manager is the leading provider of physician practice management software and related services. WebMD Envoy is the leading provider of electronic data interchange services for healthcare providers and commercial health plans.

ABOUT POREX

Porex is developer, manufacturer and distributor of proprietary porous and solid plastics products and components used in healthcare, industrial and consumer applications. Porex customers include both end-users of its finished products as well as manufacturers that include Porex components in their products. Porex is owned by WebMD.


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All statements contained in this press release, other than statements of historical fact, are forward-looking. These statements are based on WebMD's current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different from those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of products and services; profit potential of strategic and customer relationships; and economic conditions and regulatory matters affecting the information technology, Internet and healthcare industries. Further information about these matters can be found in WebMD's Securities and Exchange Commission filings. WebMD expressly disclaims any intent or obligation to update these forward-looking statements.



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